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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


               Current Form Pursuant to Section 13 or 15 (d) of
                     The Securities Exchange Act of 1934

                                  May 19, 2000

             -------------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                           INTERNATIONAL PAPER COMPANY
             -------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          NEW YORK                 1-3157                 13-0872805
 -------------------------   ---------------------   ------------------------
  (State of Incorporation)     (Commission File)         (IRS Employer
                                                      Identification Number)





                 TWO MANHATTANVILLE ROAD, PURCHASE, NY 10577
           -------------------------------------------------------
                   (Address of Principal executive offices)


                                  914-397-1500
                            -----------------------
                                 (Telephone No.)

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

            N/A

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

            N/A

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

            N/A

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

            N/A

ITEM 5.     OTHER EVENTS

            The Company announced in a press release that it launched an exchange offer for all outstanding shares of common stock, including the associated rights to purchase preferred stock, of Champion International Corporation. The offer to exchange all outstanding shares of Champion common stock for $75 per share expires at midnight, EDT, June 16, 2000, unless the period is extended. This exchange offer was made in connection with an Agreement and Plan of Merger between International Paper and Champion dated May 12, 2000.

            Champion shareholders will receive $50 in cash and $25 in International Paper shares. The number of IP shares will be determined by dividing $25 by the average of the volume weighted averages trading prices of IP common stock on the NYSE for the 15 trading days randomly selected by IP and Champion from the 30 consecutive trading days ending on the third trading day prior to the expiration date. If the average trading prices for the 15 days is less than $34, the exchange ratio will be .7353.

            International Paper will acquire the remaining Champion shares in a merger in which each share of Champion common stock will be converted into the right to receive $75 in cash and stock, the same consideration being paid for shares tendered in the offer. Payment for shares properly tendered and accepted will be made as promptly as practicable after the expiration date.

ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS

            N/A

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (a)   Financial Statements:  N/A


            (b)   Pro Forma Financial Information:  N/A


            (c)    Exhibits

                  (99) Press Release dated May 19, 2000.


ITEM 8.     CHANGES IN FISCAL YEAR

            N/A


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    INTERNATIONAL PAPER COMPANY
                                    (Registrant)



Date:       May 22, 2000            /S/ CAROL M. SAMALIN
                                   -------------------------
           Purchase, NY             Carol M. Samalin
                                    Assistant Secretary